Joint Filer Information

Name: MILLENNIUM HOLDING GROUP, L.P.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: November 2, 2004

Signature: MILLENNIUM HOLDING GROUP, L.P.

         By: Millennium Management, L.L.C.
             its general partner


         By: /s/ Terry Feeney
             ------------------------------
             Name: Terry Feeney
             Title: Chief Operating Officer


                                                               Page 3 of 5 Pages

                            Joint Filer Information

Name: MILLENNIUM MANAGEMENT, L.L.C.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: November 2, 2004

Signature: MILLENNIUM MANAGEMENT, L.L.C.


           By: /s/ Terry Feeney
               ------------------------------
               Name: Terry Feeney
               Title: Chief Operating Officer


                                                               Page 4 of 5 Pages

                            Joint Filer Information

Name: Israel A. Englander

Address: c/o Millennium Management, L.L.C.
         666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: November 2, 2004

Signature:


                /s/ Israel A. Englander
                -----------------------
                Israel A. Englander


                                                               Page 5 of 5 Pages